Consent of Independent Auditors




The Board of Directors of Aetna Life Insurance and Annuity Company and Contractholders of Aetna Variable Annuity Account B:


We consent to the use of reports dated February 3, 1999 and February 26, 1999, included herein this Pre-Effective Amendment No. 1 to Registration Statement (File No. 333-72079) on Form N-4 and to the references to our firm under the headings, "Condensed Financial Information" in the prospectus and "Independent Auditors" in the statement of additional information.




                                                                    /s/ KPMG LLP


Hartford, Connecticut
April 13, 1999